EXHIBIT (A)(2)

                              LETTER OF TRANSMITTAL

To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Depositary on or prior to the Expiration Date. Delivery of this Letter of Transmittal to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Unitholder. Please use the pre-addressed, postage-paid envelope provided. This Letter of Transmittal is to be completed by holders of units of Class A Units in PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C. (the "FUND"), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the same meanings as in the Offer to Purchase.

THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON JUNE 9, 2006 (THE "EXPIRATION DATE") UNLESS EXTENDED.

Deliver to:  The Altman Group, Inc.

Address:  1200 Wall Street West
          Lyndhurst, New Jersey  07071
For Assistance:  (800) 581-3854

Facsimile:  (201) 460-0050







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(PLEASE INDICATE CHANGES OR CORRECTIONS TO THE ADDRESS IN THE BOX BELOW)
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               PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

TO WHOM IT MAY CONCERN:

         The undersigned hereby tenders to East River Capital II, LLC (the "PURCHASER") all of the Units of Class A Units ("UNITS") in the Fund held by the undersigned as set forth above (or, if less than all Units, the number set forth below in the signature box), at a purchase price equal to $2.25 per Unit, in cash, less the amount of any distributions made or declared with respect to the Units between the Offer Date and the Expiration Date, and upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated May 10, 2006 and in this Letter of Transmittal, as each may be supplemented or amended from time to time (which together constitute the "OFFER"). Receipt of the Offer to Purchase is hereby acknowledged. The undersigned recognizes that, if more than 2,435,943 Units are validly tendered prior to or on the Expiration Date and not properly withdrawn, the Purchaser will, upon the terms of the Offer, accept for payment from among those Units tendered prior to or on the Expiration Date 2,435,943 Units on a pro rata basis, with adjustments to avoid purchases of certain fractional Units, based upon the number of Units validly tendered prior to the Expiration Date and not withdrawn. Subject to and effective upon acceptance for payment of any of the Units tendered hereby, the undersigned sells, assigns, and transfers to Purchaser all right, title, and interest in and to the Units which are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to the Units, with full power of substitution (the power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver the Units and transfer ownership of the Units, on the books of the Fund, together with all accompanying evidences of transfer and authenticity, to the Purchaser and, upon acceptance of the tender of the Units by the Purchaser, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of the Units all in accordance with the terms of the Offer. This assignment will become effective upon the Manager's written consent in accordance with the Fund's Fifth Amended and Restated Operating Agreement. Upon the purchase of Units pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to the Units will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). In addition, by executing this Letter of Transmittal, the undersigned assigns to the Purchaser all of the undersigned's rights to receive distributions from the Fund with respect to Units which are purchased pursuant to the Offer, other than distributions declared or paid through the Expiration Date. Upon request, the Seller will execute and deliver, and irrevocably direct any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of the Units.

         The undersigned hereby represents and warrants that the undersigned owns the Units tendered hereby and has full power and authority to validly tender, sell, assign, and transfer the Units tendered hereby, and that when any the Units are purchased by the Purchaser, the Purchaser will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and the Units will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of Units tendered hereby. The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchaser to effect a change of distribution address to 200 Nyala Farms, Westport, Connecticut 06880. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In this event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment will be destroyed by the Purchaser. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

ARBITRATION AGREEMENT: The Purchaser and the undersigned agree that any dispute, claim, or controversy arising out of a purchase of Units shall be resolved by submission to binding arbitration in Hartford, Connecticut before a retired judge, and all parties agree to be subject to jurisdiction in Connecticut. If the parties are unable to agree on a retired judge, each party shall name one retired judge and the two persons named shall select a neutral judge who will act as the sole arbitrator (if one party fails to select an arbitrator within 20 days of notice by the other party of its selection, the other party's selection will be the arbitrator). The arbitrator selected must follow applicable federal securities laws and Connecticut state law. The arbitrator must render a decision in writing, explaining the legal and factual basis for decision as to each of the principal controverted issues. The arbitrator's decision will be final and binding upon the parties. A judgment upon any award may be entered in a court of competent jurisdiction. The prevailing party shall be entitled to recover expenses including but not limited to attorney fees, arbitrator fees, and filing fees. However, by so doing, you are not waiving any of your rights under the federal securities laws or any rule or regulation thereunder.

         BOX A
                                         ---------------------------------------
Medallion Signature Guarantee            (Signature of Owner)               Date

(Required for all Sellers;

See Instruction 1)
                                         ---------------------------------------

                                         (Signature of Owner)               Date

                                         Taxpayer I.D. or Social
                                                                 ---------------

                                         Telephone No. (day)
                                                             -------------------

                                                       (eve.)
                                                             -------------------

                                         Units
                                               ---------------------------------

Please sign exactly as your name is printed (or corrected) above, and insert your Taxpayer Identification Number or Social Security Number in the space provided below your signature. For joint owners, each joint owner must sign. (See Instruction 1). The signatory hereto hereby certifies under penalties of perjury the statements in Box B and, if applicable, Box C. If the Owner is tendering less than all Units held, the number of Units tendered is set forth above. Otherwise, all Units held by the undersigned are tendered hereby.


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

================================================================================
                                      BOX B
                               SUBSTITUTE FORM W-9
                           (See Instruction 3 - Box B)
================================================================================

The person signing this Letter of Transmittal hereby certifies the following to the Purchaser under penalties of perjury:

                  (i) The TIN set forth in the signature box on the front of this Letter of Transmittal is the correct TIN of the Unitholder, or if this box is checked, the Unitholder has applied for a TIN. If the Unitholder has applied for a TIN, a TIN has not been issued to the Unitholder, and either: (a) the Unitholder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Unitholder intends to mail or deliver an application in the near future (it being understood that if the Unitholder does not provide a TIN to the Purchaser within sixty (60) days, 28% of all reportable payments made to the Unitholder thereafter will be withheld until a TIN is provided to the Purchaser); and

                  (ii) Unless this box [ ] is checked, the Unitholder is not subject to backup withholding either because the Unitholder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Unitholder is subject to backup withholding as result of a failure to report all interest or dividends, or (c) has been notified by the IRS that each Unitholder is no longer subject to backup withholding.

NOTE: Place an "X' in the box in (ii) if you are unable to certify that the Unitholder is not subject to backup withholding,

================================================================================
                                      BOX C
                               SUBSTITUTE FORM W-8
                           (See Instruction 4 - Box C)
================================================================================

         By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Unitholder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Unitholder:

                  (1) Is a nonresident alien individual or a foreign corporation, partnership, estate, or trust;

                  (2) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

                  (3) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.


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

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Tender, Signature Requirements; Delivery. After carefully reading and completing this Letter of Transmittal, in order to tender Units, a Unitholder must sign at the "X" on the bottom of the first page of this Letter of Transmittal and insert the Unitholder's correct Taxpayer Identification Number ("TIN") or Social Security Number in the space provided below the signature. The signature must correspond exactly with the name printed (or corrected) on the front of this Letter of Transmittal without any change whatsoever. If this Letter of Transmittal is signed by the registered Unitholder of the Units, a Medallion signature guarantee on this Letter of Transmittal is required. Similarly, if Units are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association, or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), a Medallion signature guarantee is required. In all other cases, signatures on this Letter of Transmittal must be Medallion guaranteed by an eligible institution, by completing the signature guarantee set forth in BOX A of this Letter of Transmittal. If any tendered Units are registered in the names of two or more joint holders, all Unitholders must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, the persons should so indicate when signing and must submit proper evidence satisfactory to the Purchaser of their authority to so act. For Units to be validly tendered, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees in BOX A, and any other documents required by this Letter of Transmittal, must be received by the Depositary prior to or on the Expiration Date at its address or facsimile number set forth on the front of this Letter of Transmittal. No alternative, conditional or contingent tenders will be accepted. All tendering Unitholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

         2. Transfer Taxes. The Purchaser will pay or cause to be paid all transfer taxes, if any, payable in respect of Units accepted for payment pursuant to the Offer.

         3. U.S. Persons. A Unitholder who or which is a United states citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust, or a domestic estate (collectively "UNITED STATES PERSONS") as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

                  Box B - Substitute Form W-9. In order to avoid 28% federal income tax backup withholding, the Unitholder must provide to the Purchaser the Unitholder's correct Taxpayer Identification Number ("TIN") or Social Security Number in the space provided below the signature line and certify, under penalties of perjury, that Unitholder is not subject to backup withholding. The TIN that must be provided is that of the registered Unitholder indicated on the front of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Unitholder being subject to backup withholding, certain Unitholders (including, among others, all


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

                  corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

         4. Foreign Persons. In order for a Unitholder who is a foreign person (i.e., not a United States Person as defined in Instruction 3 above) to qualify as exempt from 28% backup withholding, the foreign Unitholder must certify, under penalties of perjury, the statement in BOX C of this Letter of Transmittal attesting to that foreign person's status by checking the box preceding the statement.

         5. Additional Copies of the Offer to Purchase and Letter of Transmittal. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from The Altman Group, Inc. by calling (800) 581-3854.


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